Exhibit 10.1

ACKNOWLEDGEMENTS

CORPORATE TENANT	INDIVIDUAL TENANT

STATE OF NEW YORK,	STATE OF NEW YORK,

County of  _________________________________________ On this ____________________ day of ________, 19____, before me personally came  ___________________________ to me known, who being by me duly sworn, did depose and say that he resides in ____________________________________________________ that he is the _______________________________________ of ____________________________________________________ the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

County of ____________________________________________ On this  ______________   day of  _____ , 19 _____ , before me personally came  ___________________________________  to be known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that _________________________________  he executed the same.

IMPORTANT PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN
 ACCORDANCE WITH ARTICLE 36.

1.             The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner.  There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.  If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2.             The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deported therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3.             No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown form the demised premises any dirt or other substances in to any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building.  Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4.             No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5.             No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises.  In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule.  Interior signs on doors and directory tables shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6.             No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part.  No boring, cutting or arraigning of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct.  No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.             No additional locks or bolts of any kind shall be places upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof.  Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8.             Freight, furnisher, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner.  Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

9.             No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or book blacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner.  Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10.           Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner.  Owner will furnish passes to persons for whom any Tenant requests same in writing.  Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.  Notwithstanding the foregoing.  Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m.  Tenant shall not have a claim against Owner by reason of Owner excluding from the building an person who does not present such pass.

11.           Owner shall have the right to prohibit any advertising by any Tenant which is Owner’s opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12.           Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeable in our emanate from the demised premises.

13.           Tenant shall not use the demised premises in a manner which disturbs or interferes with other Tenants in the beneficial use of the premises.

STANDARD FORM OF LOFT LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 23rd day of September, 2004, between Long Island Industrial Group One, LLC having an office at 575 Underhill Boulevard, Suite 125, Syosset, New York 11791, party of the first part, hereinafter referred to as OWNER and/or Landlord, and American Defense Systems, Inc., having an address at 360 West Olive Street, Long Beach, NY  11561, party of the second part, hereinafter referred to as TENANT,

WITNESSETH:  Owner hereby leases to Tenant and Tenant hereby hires from Owner premises (Unit C) (substantially as shown on attached sketch)

in the building known as 230 Duffy Avenue, Hicksville, New York 11801

                                (the “Building”) for the term of five (5) years

                                (or until such term shall sooner cease and expire as hereinafter provided) to commence on The Commencement Date  ______________  , and to end on The Expiration Date  ______________ , both dates inclusive, at an annual rental rate of     See Schedule “A” in Rider annexed hereto which sets forth the Commencement Date, the Expiration Date and the annual rental payable by Tenant to Landlord hereunder, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first xxxxxxx monthly installment(s) on the execution hereof (unless this lease be a renewal).

                In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

                The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

1.             Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

2.             Tenant shall use and occupy demised premises for warehousing of bulletproof materials, testing and assembly of bullet proof glass and opaque armor, and related offices incidental thereto, provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

3.             Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent.  Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved in each instance by Owner.  Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner.  Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may require.  If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing the bond required by law or otherwise.  All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense.  Nothing in this Article shall be construed to give Owner title to or prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal.  All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of the Owner, either be retained as Owner’s property or removed from the premises by Owner, at Tenant’s expense.

See paragraph “66th” in Rider

Repairs:

4.             Owner shall maintain and repair the exterior of and the public portions of the building.  Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6.  Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment.  All the aforesaid repairs shall be of quality or class equal to the original work or construction.  If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor.  If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated.  Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or  electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid.  Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof.  It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease.  Tenant agrees that Tenant’s sole remedy of law, in such instance will be by way of any action for breach of contract.  The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

5.             Tenant shall not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance:

6.             Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer, pursuant to law, and all orders, rules and regulations of the New York Board of            Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use of the demised premises of the building (including the use permitted under the lease).  Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, order, rules, regulations or requirements with respect thereto.  Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner.  Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriter, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy.  If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant.  In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises.  Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law, Owner reserves the right to prescribe the weight and position to all safes, business machines and mechanical equipment.  Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:

7.             This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages.  This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgage, affecting any lease or the real property of which the demised premises are a part.  In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant’s Liability Insurance Property Loss, Damage, Indemnity:

8.             Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public, or          public work.  If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner’s own acts, Owner shall not be liable for any damage Tenant make sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.  Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licenses.  Tenant’s liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee or any sub-tenant.  In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction Fire and other Casualty:

9.             (a)  If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth, (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable, (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) (above), subject to Owner’s right to elect not to restore the same as hereinafter provided, (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such event, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty,  or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.  Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations, under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control.  After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property.  Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy, (c) Nothing contained herein above shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty.  Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss of damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (c) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise.  The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein.  The foregoing release and waiver shall be in force only if both relessors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance.  If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same, (i) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10.           If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.  Tenant shall have the right to make a independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:

11.           ~~Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance.  Transfer of the majority of the stock of a corporate of Owner in each instance.  Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment.  If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver~~

~~of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.  The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment as underletting.~~  See paragraph “55th” in Rider.

Electric Current:

12.           Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto.  Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building.  The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13.           Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which owner may elect to perform in the premises after Tenant ‘s failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities.  Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed.  Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent which such work is in progress nor to any damages by reason of loss or interruption of business or otherwise.  Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgages of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the demised premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.  If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom.  Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligation hereunder.

Vault, Vault Space, Area:

14.           No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding.  Owner makes no representation as to the location of the property line of the building.  All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction.  Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

15.           Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part.  Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any.  In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.  If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy:

16.(a)      Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events:  (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute.  Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises.  If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

                (b)           It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period.  In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum.  If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises to re-let during the term of the re-letting.  Nothing herein contained shall limit or prejudice the right of the owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeding in which, such damages are to be proved, whether or not such amount be greater, equal in, or less than the amount of the difference referred to above.

Default:

17.           (1)  If tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted “of if this lease be rejected under §235 of Title 11 of the U.S. Code (bankruptcy code)”; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                (2)           If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.  If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18.           In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease.  The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages.  In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney’s fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting.  Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding.  Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder.  In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for.  Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19.           If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any articles of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder.  If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, in instituting, prosecuting or defending any action or proceedings, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs.  The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor.  If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20.           Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known.  There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements.  Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

21.           Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease.  Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is” on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects.  All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and  signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22.           Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease.  If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday’s unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23.           Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s past to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the term and conditions of this lease including, but not limited to, Articles 34 hereof and to the ground leases, underlying leases an mortgages hereinbefore mentioned.

Failure of Give Possession:

24.           If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant of occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured of if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the  same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease.  If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditioned and provisions of this lease ~~except the obligation to pay the fixed annual rent set forth in page one of this lease~~.  The provisions of this article are intended to constitute an express provision to the contrary within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25.           The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules of Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect or a n y original violation.  The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner.  No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue a n y other remedy in this lease provided.  All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant.  Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of  the demised premises to such payor, or as a modification of the provision of this lease.  No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner.  No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or surrender of the premises.

Waiver of Trial by Jury:

26.           It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy.  It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counter-claim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

27.           This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever beyond Owner’s a sole control including, but not limited to, government preemption or restrictions or by reason or any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28.           Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided.  Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges:

29.           If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes.  Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent.  Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent.  Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system.  If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month, ($15.00)* of the total meter charges as Tenant’s portion.  Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

*  Article 29 which sum may from time to time be increased by Landlord to reflect any increase in the cost of water to Landlord or Tenant’s consumption of water.

Sprinklers:

30.           Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation, of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature.  Tenant shall pay to Owner as additional rent  ~~the sum of~~,* on the first day of each month during the term of this lease, as Tenant’s portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

31.           As long as Tenant is not in default under any the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: ~~(a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.;~~ (c) furnish heat, water and other services supplied by Owner to be demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; ~~(d) clean the public halls and public portion of the building which are used in common by all tenants.  Tenant shall at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner.  Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building.  Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as, additional rent.  Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner.  Under such circumstances, however, the removal of such refuse and rubbish by other shall be subject to such rules and regulations as in the judgment of Owner, are necessary for the proper operations of the buildings.  Owner reserves the right to stop service of the heating, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacement or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations replacement or improvement shall have been completed.  If the building of which the demised premises are a part supplies manually operated elevator~~

* Article 30: 12% of the Landlord’s costs therefor.

~~service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.~~

Security

32.           Tenant has deposited with Owner the sum of $20,399.85 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited, the payment of rent and additional rent, Owner may use , apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which default in respect of any of the terms, covenants and conditions of this lease, including but no limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner.  In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security that neither Owner nor its successors or assigns shall be found by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  See Paragraph “69th” in Rider.

Captions

33.           The Captions are inserted only as  a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions

34.           The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgages in possession, for the time being of the land and building (or the owner of a lease of the building  or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchase or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder.  The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning.  The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent.”  “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate.  The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to IIVAC service.  Wherever it is expressly provided in this lease that consent shall not be ~~unreasonably withheld, such consent shall not be unreasonably withheld, such consent shall not be~~ unreasonably delayed.

Adjacent Excavation Shoring

35.           If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall of the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations

36.           Tenant and Tenant’s servants, employees, agents, visitors and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations as Owner or Owners’ agents may from time to time adopt.  Notice of any additional rules or regulation shall be given in such manner as Owner may elect.  In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the questions of the reasonableness of such Rule or Regulation for decision to the New York office of  the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof.  Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass

37.           Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises.  Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Owner.  Bills for the premiums therefore shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

Estoppel Certificate

38.           Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modification), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Directory Board Listing

39.           If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of person other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

Successors and Assigns

40.           The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributors, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.  Tenant shall look only to Owner’s estate and interest in the land and building for the satisfaction of Tenant’s remedies for the collection of  a judgment (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

Space to be filled in or deleted.

SEE RIDER CONTAINING PARAGRAPHS 41st - 69th AND SCHEDULES A-3 ANNEXED HERETO AND MADE A PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

	LANDLORD:		(CORP. SEAL)

Witness for Owner:	LONG ISLAND INDUSTRIAL GROUP ONE LLC

	BY:	/S/	[L.S.]

	TENANT:	/S/	(CORP. SEAL)

Witness for Tenant:

	AMERICAN DEFENSE SYSTEMS, INC.		[L.S.]

Exhibit 10.1

RIDER TO LOFT LEASE BETWEEN

LONG ISLAND INDUSTRIAL GROUP ONE LLC,	AS LANDLORD

AND

AMERICAN DEFENSE SYSTEMS INC.,	AS TENANT

41st.        RIDER CONTROLS:

In case of a conflict between the provisions of this rider, and the printed provisions of this lease, the provisions of this rider shall prevail.

42nd.                   ADDITIONAL RENT/OPERATING EXPENSES REIMBURSEMENT AMOUNTS:

(a)           Any sums of money required to be paid under this lease by Tenant in addition to the rent herein provided, shall be deemed “additional rent due and payable.” It shall be paid after demand therefore with the rent next due or as may be otherwise provided herein. Such additional rent shall be deemed to be and shall constitute rent hereunder and shall be collectible in the same manner and with the same remedies as if they had been rents originally reserved herein. Tenant’s obligation to pay additional rent shall survive the earlier termination and/or expiration of the term of this lease. If Landlord receives from Tenant any payment less than the sum of the annual rental rate, additional rent, and other charges then due and owing, Landlord, in its sole discretion, may allocate such payment in whole or in part to any annual rental rate, any additional rent, and/or other charge or to any combination thereof. Landlord’s failure to deliver to Tenant a statement showing Tenant liability for additional rent for any portion of the term of this lease during the term of thin lease shall neither prejudice or waive Landlord’s right to deliver any such statement for a subsequent period or to include in such subsequent period a previous period.

(b)           For the purposes of this lease:

(i)                                     The term “Operating Year” shall mean each calendar year which shall include any part of the term of this lease.

(ii)                                  The term “ Common Area Maintenance Expenses” shall mean all costs and expenses paid or incurred by Landlord, or for which Landlord is obligated, during each Operating Year, with respect to the repair, replacement, restoration, maintenance and operation of the land and building of which the demised premises forms a part (sometimes hereinafter referred to as the “Property”), including, without limitation, all areas (“Common Areas”) of the Property that are available for the common use of the tenants of the Property and that are not leased to any tenant of the Property (e.g., parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas). The Common Area Maintenance Expenses shall include, but are not limited to, costs and expenses of: re-striping of parking areas; lighting of exterior

Please Initial

Landlord  /S/  Tenant  /S/

Common Areas; operation, repair, maintenance and replacement of any landscaping, curbs, gutters, sidewalks, fencing and drainage; all charges for utilities and services furnished to the Property to the extent not separately metered, billed or furnished; all coats, wages and benefits of employees or other agents of Landlord or any managing agent (“Agent”) retained by Landlord to manage the Property engaged in the operation, maintenance or rendition of other services to or for the Property; uniforms and working clothes for maintenance, administrative and any security personnel and the cleaning thereof; association fees and dues; outside area cleanup and lot sweeping (other than snow removal); management fees (which management entities may be affiliates of Landlord); and there shall also be added to the foregoing costs and expenses an amount equal to ten percent (10%) of the total of all of the forgoing costs and expenses as Landlord’s administrative fee. Any additional rent billed Tenant under paragraphs 42nd (c) (ii) and (iii) and 44th below shall be excluded from “Common Area Maintenance Expenses”:

(iii)                               The term “Tenant’s Share” shall mean twelve Percent (12.0%).

(c)           In addition to the rent herein provided, Tenant agrees to pay to Landlord each Operating Year, in the manner herein provided, as additional rent.

(i)                                     a “minimum common area maintenance charge” of $7,250.00 per annum, as Tenant’s share of Common Area Maintenance Expenses (proportionately reduced for a partial Operating Year). Commencing January 1, 2005, and each January 1, thereafter, through the expiration of the term of this lease, the minimum common area maintenance charge payable by Tenant hereunder as Tenant’s share of Common Area Maintenance Expenses, shall increase by five percent (5.0%) per Operating Year over the prior Operating Year’s charge hereunder;

(ii)                                  a “minimum snow removal charge” of $1,450.00 per annum to cover Tenant’s share of the estimated cost of snow removal (proportionately reduced for a partial Operating Year); and

(iii)                               a “minimum insurance charge” of $2,175.00 per annum as Tenant’s portion of the cost of all liability, casualty, property and other insurance maintained by Landlord on or with respect to the Property (proportionately reduced for a partial Operating Year), which charge may from time to time be increased by Landlord to reflect any increase in Landlords costs of maintaining such insurance.

Tenant’s share of such Common Area Maintenance Expenses, the estimated cost of snow removal and the minimum insurance charge shall each be paid in advance, in equal monthly installments, in the same manner and at the same time as the monthly installments of rent are payable hereunder without deduction, offset or diminution of any kind. Notwithstanding the above, if Landlord at any time determines that Tenant’s Share of Common Area Maintenance

Expenses actually being paid or incurred by Landlord exceeds the minimum common area maintenance charge then payable by Tenant pursuant to paragraph 42nd (c) (i) with respect to any Operating Year, then Tenant, following a request from Landlord, shall commence to pay with the next monthly installment of rent due an amount sufficient to result in Tenant’s paying its full Tenant’s Share of Common Area Maintenance Expenses for such Operating Year as computed by Landlord on the basis of Landlord’s good faith estimate of such Common Area Maintenance Expenses. If the total amount paid by Tenant under this paragraph 42nd (c) on account of Common Area Maintenance Expenses for any operating Year shall be more or less than the actual amount due from Tenant for such Operating Year, Landlord shall furnish Tenant with a statement of the actual amount (“Actual Amount”) of Tenant’s Share of such Common Area Maintenance Expenses for such period which statement shall be in reasonable detail, provided, however, Landlord shall be permitted to describe areas of expenditure by category and shall not be obligated to enumerate each specific expenditure. At the time any such statement is furnished to Tenant, appropriate adjustment shall then be made between Landlord and Tenant as follows: if Tenant has paid on account of such Operating Year more than the Actual Amount, Landlord shall credit such overpayment to Tenant against future payments of the minimum common area maintenance charge; and if Tenant has paid less than the Actual Amount, Tenant shall pay the difference to Landlord within ten (10) days after the furnishing of such statement to Tenant, provided, however, in no event shall the amount payable by Tenant as Tenant’s share of Common Area Maintenance Expenses pursuant to paragraph 42nd (c) (ii) for a particular Operating Year ever be less than the minimum common area maintenance charge for such Operating Year as determined pursuant to said paragraph 42nd (c) (i). Likewise, Landlord may at any time and from time to time furnish to Tenant a revised estimate of Tenant’s Share of the estimated cost of snow removal for a particular Operating Year and Tenant’s payment therefor for such Operating Year shall be adjusted and paid or credited, as applicable, in the same manner as provided herein with respect to Tenant’s share of Common Area Maintenance Expenses; provided, however, in no event shall the amount payable by Tenant for snow removal pursuant to paragraph 42nd (c) (ii) for a particular Operating Year ever be less than the minimum snow removal charge set forth therein. The minimum snow removal charge notwithstanding, Tenant (not Landlord) is responsible for snow removal from, and the keeping free of ice and snow, the sidewalk and sidewalk areas in front of and adjacent to the Tenant’s demised premises.

(d)           If, at any time during the term of this lease, Landlord expends any sums for alterations, improvements or work to or with respect to the Property which are required to be made pursuant to any federal, state or local law, rule or regulation, including, without limitation any Governmental Law (as such term is defined in paragraph 51st hereof) or any modification or amendment thereto, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of such cost(s) within ten (10) days after demand therefor. If, however, the cost of such alteration or improvement or work is one which is required to be amortized over a period of time pursuant to applicable governmental regulations, Tenant shall pay to Landlord, as additional rent, during each year in which occurs any part of this lease term, Tenant’s Share of the reasonable annual amortization of the cost of the alteration or improvement made or work performed. For the purposes of this subparagraph (d), the cost of any alteration or improvement made or work performed shall be deemed to include the cost of preparing any necessary plans and the fees for filing such plans.

43rd.                      LATE CHARGE/RETURNED CHECK CHARGE:

(a)           Tenant shall pay a late charge of 4% of any payment of rent or additional rent or any other sum of money or payment not received by Landlord within ten (10) days after the same shall become due as compensation for Landlord’s additional administrative expenses relating to such late payment. Such late charge shall be payable as additional rent on demand.

(b)           If any check tendered by Tenant to Landlord is returned by the bank for non-payment for any reason whatsoever, there will be an administrative charge of $50.00 per check, each time it is returned which amount shall be deemed additional rent.

(c)           The provisions of this paragraph 43rd are in addition to the other rights and remedies available to Landlord for non-payment of rent or additional rent.

44th.       TAXES:

(a)           In the event that the Real Estate Taxes payable with respect to the building and the land on which it is located for any tax year in which this lease shall be in effect, shall be greater than the Real Estate Taxes for the base year, the Tenant shall pay to Landlord on the first day of the month after billing by Landlord to Tenant, as additional rent, an amount equal to Tenant’s Share of the difference between the amount of such tax or installment for the current year and the corresponding tax or installment paid for the base year. Any increase in Real Estate Taxes due to an increase in the assessed valuation of the land or building of which the demised premises forms a part by reason of improvements made by a tenant shall be borne entirely by such tenant. Any increase in Real Estate Taxes due to an increase in the assessed valuation of the land or building by reason of improvements made by Tenant shall be borne by Tenant and paid by Tenant upon demand by Landlord. The base year for this tax increase computation shall be the Fiscal Year 2004/1005 for School Taxes and the calendar year 2004 for General/Town Taxes.

(b)           Real Estate Taxes shall mean any and all taxes, assessments, sewer and water rents, rates and charges, license fees, impositions, liens, fines, penalties and all other municipal and governmental charges of any nature whatsoever(except only inheritance and estate taxes and income taxes not herein expressly agreed to be paid by Tenant), whether general or special, ordinary or extraordinary foreseen or unforeseen which may presently or in the future become due or payable or which may be levied, assessed or imposed by any taxing authority on or with respect to all or any part of the land and building of which the demised premises forms a part, or upon the estate or interest of Landlord in the land or building of which the demised premises forms a part, or any part thereof, including without limitation, all taxes and assessments for improving any streets, alleys, sidewalks, sidewalk vaults and alley vaults, if any.

45th.                      INSURANCE:

(a)           Tenant shall, at its sole cost and expense, at all times during the term of this lease (and any extensions thereof) obtain and pay for and maintain in full force and effect the insurance policy or policies described in Schedule D attached hereto. Certified copies of all insurance policies required pursuant to this lease (or certificates thereof, in form and substance acceptable to Landlord), shall be delivered to Landlord not less than ten (10) days prior to the commencement of the term of this lease. Tenant shall provide Landlord with evidence that all such insurance policies have the coverages provided herein and Tenant shall provide Landlord with an endorsement from the insurance company providing the insurance indicating that Landlord, Agent, and at Landlord’s request, any Senior Interest Holder (as hereinafter defined in paragraph 65th), have been named as additional insured(s) covered by such policies. If Tenant fails to submit such policies or certificates to Landlord within the specified time, or otherwise fails to obtain and maintain insurance coverages in accordance with this paragraph, then Landlord, at Landlord’s sole option, may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, Tenant. Tenant shall reimburse Landlord for such amounts upon demand, it being understood that any such sums for which Tenant is required to reimburse Landlord shall constitute additional rent.

(b)           Tenant is hereby notified that until further notice from Landlord, the name and address of the holder of the required insurance certificate and all additional insureds/loss payees are set forth on Schedule “E”.

(c)           The parties hereto (a) shall use all reasonable efforts to procure an appropriate clause in, or endorsement on, any all-risk insurance covering the demised premises, the Property and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies issuing same waive subrogation or consent to a waiver of right of recovery, and (b) subject to obtaining such clause or endorsement of waiver of subrogation or consent to a waiver of right of recovery, hereby agree not to make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsement or clause or endorsement consenting to a waiver of right of recovery. If either party shall be unable to obtain the inclusion of such waiver of subrogation or consent to waiver clause even with the payment of any additional premium, then such party shall attempt to name the other party as an additional insured but not a loss payee) under the policy. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage, to Tenant’s Property (as hereinafter defined in Schedule D), that Landlord may not carry insurance on, and shall not be responsible for damage to, any Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant’s business.

46th.                      TENANT TO PROVIDE FINANCIAL STATEMENT:

Tenant agrees that upon request by Landlord or Agent it will furnish to Landlord and to prospective or current mortgagees of the building, and/or land of which it forms a part, such latest available financial statement as such current or prospective mortgagees may request.

47th.                      BROKER:

(a)           Tenant represents and warrants that no broker other than Sutton & Edwards, Inc., which is acting as Landlord’s leasing agent and Industrial Real Properties was involved in this leasing. Tenant agrees to indemnify, defend, and hold harmless Landlord for any and all costs, expenses, and liability including legal fees incurred by Landlord as a result of a breach of the aforementioned warranty or any inaccuracy or alleged inaccuracy of the above representation. Landlord agrees to pay the brokers the brokerage commission earned pursuant to a separate agreement with said Brokers.

(b)           If any lien shall be filed against the demised premises, or the building of which same is a part, by any broker based upon dealings with Tenant, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense, by payment or by filing the bond required by law.

(c)           The obligations of Tenant under this paragraph 47th shall survive the expiration or sooner termination of this lease.

48th.                      TENANT’S REPAIRS/MAINTENANCE:

(a)           TENANT REPAIRS:

(i)                                     Tenant agrees that, from and after the commencement date of the term of this lease and until the end of the term, it will, at its expense, keep and maintain in good order, condition and repair (whether extraordinary, foreseen or unforeseen), the interior of the demised premises and every part thereof, including but not limited to, all heating, ventilation and air conditioning equipment (sometimes hereinafter referred to as “HVAC Equipment”) located in or servicing the demised premises (including the air conditioner compressor, lines and ducts which may be located elsewhere in the building or on the land), interior plumbing up to the exterior walls of the demised premises, including changes or additions to the sprinkler system and interior electrical repairs, and plate glass, excluding those repairs and replacements for which Landlord is responsible, as herein expressly provided in paragraph 49th below. In addition, Tenant shall make all repairs and replacements of any kind and nature necessitated by any act or neglect of Tenant, its contractors, its servants, agents or employees. Tenant shall maintain service contracts with contractors reasonably approved by Landlord for the maintenance of the heating and air condition systems throughout the term of this lease and shall provide Landlord with copies of all such contracts and related maintenance records. If Tenant fails to maintain such service contracts, the Landlord may, but shall not be obligated to, after not less than ten (10) days notice obtain such service contracts at the expense of the Tenant and the Tenant shall reimburse the Landlord promptly upon request therefor,

(ii)                                  Tenant agrees that any and all HVAC Equipment installed in the demised premises by Landlord or by or on behalf of Tenant shall be and remain, or become, as the case may be, the sole property of Landlord and shall remain upon and be surrendered to Landlord with the demised premises as a part thereof at the end of the term, and may not be removed by Tenant.

(iii)                               If Tenant does not maintain or repair such elements as provided in this paragraph 48th, the Landlord may, but shall not be obligated to, after not less than ten (10) days notice (except in the case of emergency) make the necessary repair or cure the defective condition at the expense of the Tenant and the Tenant shall reimburse Landlord promptly upon request therefor which amount shall include the charge for overhead and supervision pursuant to paragraph 48th below. The amount of such reimbursement shall be considered additional rent upon the failure of the Tenant to reimburse Landlord within ten (10) days of demand thereof.

(b)           VANDALISM:

Notwithstanding any contrary provision of this lease, Tenant, at its expense, shall make any and all repairs excluding structural repairs to the demised premises which may be necessitated by any break-in, forcible entry or other trespass into or upon the demised premises, regardless of whether or not such entry and damage is caused by the negligence or fault of Tenant or occurs during or after business hours; it being specifically agreed and understood by Tenant that Landlord shall have no responsibility for security or for the safeguarding of Tenant’s Property or employees, all of which shall be the responsibility of Tenant. In addition, Landlord reserves the right to discontinue or modify, at any time, any security system, device or procedure presently in effect or operation at the Property, without liability to Tenant.

(c)           WINDOWS/OVERHEAD AND/OR LOADING DOCK DOORS:

Tenant shall, at its own cost and expense, clean and maintain, including repair or replacement when necessary, all windows and overhead and/or loading dock doors, if any, in or at the demised premises. Tenant shall keep and maintain insurance for all glass in the demised premises naming Landlord as additional insured.

(d)           RUBBISH REMOVAL AND REFUSE PICK-UP:

Tenant Shall independently contract for and provide for the removal at least biweekly of all garbage, refuse and rubbish, at its cost and expense. Garbage and refuse shall be kept in containers or dumpsters to be placed in an area designated by Landlord for such purpose. Garbage storage and removal shall be subject to such rules and regulations as, in the reasonable judgment of Landlord, are necessary for the proper operation of the Property.

(e)           TENANT’S CLEANING:

Tenant shall, at its cost and expense and in a manner reasonably satisfactory to Landlord, take good care of and keep clean and free from debris and snow and ice both the interior of the demised premises, including, without limitation, all restrooms therein, which shall include replacement of paper goods and sundries, and exterior area in front of the demised premises including exterior sidewalks adjacent the demised premises. No one other than persons approved by Landlord shall be permitted to enter the demised premises or the building of which it forms a part for the purpose of cleaning the demised premises.

49th.                      LANDLORD’S REPAIRS:

During the term of this lease, the Landlord shall make all structural repairs to the demised premises except those which shall have been occasioned by the acts of omission or commission of the Tenant, its agents, employees or invitees. Tenant shall promptly give written notice to Landlord with respect to any damages to the interior or exterior of the demised premises. Structural repairs are hereby defined to be and limited to repairs to the roof deck, to the bearing walls and foundation.

50th.                      LANDLORD’S WORK:

Tenant accepts the demised premises in “as is” condition in all respects. Tenant acknowledges that Landlord makes no representation as to the condition of the demised premises, except as herein expressly set forth. Any work to be performed by Tenant shall be subject to compliance with the terms and conditions of this lease.

51st.                       TENANT RESTRICTIONS:

(a)           STORAGE/PARKING:

Tenant will not, at any time, use or occupy the area outside the demised premises for storage of materials or for the overnight parking of vehicles of any kind without the Landlord’s prior written consent which may be arbitrarily withheld. Furthermore, Tenant will not at any time park vehicles in any manner which will obstruct or interfere with the ingress or egress of other vehicles or with the use by other tenants of their respective parking and loading facilities or areas or cause any other parking problems. In addition to Landlord’s other rights and remedies provided in this Lease, Landlord shall have the right, at Tenant’s expense, to have towed any vehicle which is parked or left by Tenant or any of Tenant’s employees in violation of this paragraph 51st, without accountability therefor.

(b)           Tenant shall have the right to use in common with the other tenants in the building, parking spaces as provided by Landlord in the parking lot for the parking of Tenant’s automobiles and those of its employees and invitees subject to the rules and regulations now or hereafter adopted by the Landlord. Landlord may at any time close temporarily any parking lot or area to make repairs or changes, to prevent the acquisition of public rights in such areas and to discourage non-tenant use, provided the same shall not materially interfere with access to the demised premises. In addition, Landlord may modify, from time to time, the traffic flow pattern and layout of parking spaces and the entrances-exits to adjoining public streets or walkways.

(c)           NOISE/ODORS:

Tenant covenants and agrees that throughout the demised term it shall not suffer, allow or permit any offensive or obnoxious vibration, noises, odor, or other undesirable effect to emanate from the demised premises, to constitute a nuisance or otherwise unreasonably interfere with the safety, comfort or convenience of Landlord or of any other occupants of the building of which the demised premises forms a part, and upon Landlord’s notice thereof to Tenant, Tenant shall, within five (5) days thereof, eliminate or control same. If any such condition is not so remedied then Landlord may at its discretion either: (a) remedy such condition and any cost and expense incurred by Landlord therefore shall be deemed additional rent and paid by Tenant to Landlord together with the next installment of rent due hereunder, or (b) treat such failure on the part of the Tenant to remedy such condition as a material default under the provisions of this lease on the part of the Tenant hereunder, entitling Landlord to any of its remedies, pursuant to the terms of this lease. In no event, however, shall the Tenant make any alteration, addition or structural installation in or to the premises or any parts thereof to remedy or cure such default without the prior written consent of the Landlord.

(d)           TOXIC/HAZARDOUS WASTES:

(i)                                     Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the demised premises by Tenant, its agents, employees, contractors or invitees. Tenant further covenants and agrees that it shall not discharge any Hazardous Material in the ground or sewer disposal system. If Tenant breaches the obligations stated in the preceding sentences, or if the presence of Hazardous Material on the demised premises results in contamination of the demised premises or any other part of the building or land of which it forms a part or if there is such a discharge, then Tenant shall (A) immediately give Landlord written notice thereof, and (B) indemnify, defend and hold harmless Landlord from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the demised premises or the building or land of which it forms a part, loss or restriction on use of space in the building of land of which it forms a part, adverse impact on marketing, sums paid in settlement of claims, attorneys’, consultants’ and other expert fees) which arise during or after the term as a result of such breach, contamination, or discharge. The foregoing indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, monitoring, removal or restoration work required by any federal, state or local governmental agency or political subdivision, as well as costs incurred in connection with any follow-up or subsequent testing, investigation, monitoring and/or reporting. Without limiting the foregoing, if the presence of any Hazardous Material within the demised premises caused or permitted by Tenant results in any contamination of the demised premises or any other part of the building or land of which it forms a part, Tenant shall promptly take all actions at its sole expense as are necessary to return the demised premises or any other part of the building or land of which it forms a part to the condition existing prior to the introduction of any such Hazardous Material.

(ii)                                  As used herein, the term “Hazardous Material” mean: (A) asbestos, petroleum products, and polychlorinated biphenyls, and (B) hazardous or toxic materials, wastes and substances which are defined, determined or identified as such pursuant to all present and future federal, state or local laws, rules or regulations and judicial or administrative interpretations thereof (collectively “Governmental Laws”).

(iii)                               Landlord and its agents shall have the right, but not the duty, to inspect the demised premises at any time to determine whether Tenant is complying with the terms of this Article. If Tenant is not in compliance with the provisions of this Article, Landlord shall have the right to immediately enter upon the demised premises to remedy said noncompliance at Tenant’s expense and any expense incurred by Landlord shall be paid by Tenant upon demand and shall be deemed additional rent. Landlord shall use reasonable efforts to minimize interference with Tenant’s business, but shall not be liable for any interference caused thereby and Landlord shall not be required to perform any such work on an overtime, after-hours or premium pay basis.

(iv)                              The obligations of Tenant under this clause(d) of paragraph 51st shall survive the expiration or sooner termination of this lease.

52nd.                   LIMITATION OF LANDLORD’S LIABILITY:

(a)           Tenant shall look solely to the then interest of Landlord in the building and land of which it forms a part or to the then interest of the owner therein (if Landlord is the agent of such owner) for the satisfaction of any remedy of Tenant for Landlord’s or such owner’s failure to perform any of the obligations of the Landlord hereunder. Neither Landlord nor any disclosed or undisclosed principal of Landlord (or officer, director, stockholder, partner or agent of Landlord or of any such principal) shall have any personal liability for any such failure under this lease or otherwise.

(b)           There shall be no merger of Landlord’s estate in the demised premises with Tenant’s estate therein by reason of the fact that the same individual, partnership, firm or corporation or their entity may acquire or own such estates directly or indirectly. No such merger shall occur until all individuals, partnerships, firms, corporations and other entities having any interest in such estates, including any mortgagee, join in a written instrument effecting such merger and duly record it.

53rd.                      UTILITIES:

(a)           Upon the execution hereof, Tenant must make immediate application to the appropriate utility company for electric and/or gas service and Tenant shall forthwith deliver to Landlord a true copy of such application with proof of payment of any deposit required by such utility company for electric service and gas service.

(b)           Notwithstanding anything previously written anywhere in this lease, Tenant shall bear the cost and expense of:

(i)                                     all electricity in or for their demised premises.

(ii)                                  gas service and/or fuel in or for their demised premises.

54th.                      TENANT’S FAILURE TO VACATE:

In the event of any holding-over by Tenant after expiration or termination of this lease without the consent of Landlord, Tenant shall:

(a)           pay as holdover rental for each month of the holdover tenancy an amount equal to the greater of (i) the fair market rental value of the demised premises for such month (as reasonably determined by Landlord) or (ii) two hundred percent (200%) of the rent and additional rent which Tenant was obligated to pay for the month immediately preceding the end of the term; and

(b)           be liable to Landlord for any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the demised premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant (including, without being limited to, any holdover expenses, rent or damages that a New Tenant shall be responsible for), and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant.

No holding-over by Tenant after the term of this lease shall operate to extend the term. In the event of any unauthorized holding-over, Tenant shall indemnify and hold harmless Landlord against all claims for damages by any new Tenant to whom Landlord may have leased all or any part of the demised premises effective upon the termination of this lease. Anything in this paragraph 54th to the contrary notwithstanding, the acceptance of any rent paid by Tenant pursuant to this paragraph 54th shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-C of the Real Property Law of the State of New York and any successor law of like import.

55th.                      ASSIGNMENT/SUBLET:

55.01       Assignment: Etc. Subject to the terms and procedures set forth in Section 55.02, neither this lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned or otherwise transferred, and neither the demised premises nor any part thereof shall be subleased or be encumbered in any manner by reason of any act or omission on the part of Tenant without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Transfer of a controlling interest in the stock or other ownership interests of Tenant shall be deemed to be a transfer of this lease excepting only where such transfers of stock are effected through the “over-the-counter” market or through any recognized stock exchange or in connection with a public offering of shares of Tenant. No consent of Landlord to any assignment or other transfer of this lease and the term and estate hereby granted, and no consent by Landlord to any subletting of all or any portion of the demised premises, shall be construed to relieve Tenant of its liability hereunder or of the obligation to obtain such consent to any further assignment, other transfer or subletting. Tenant may (without Landlord’s consent and without the obligation to make payment of any excess rents to Landlord pursuant to the provisions of Section 55.02(c) or (d) hereof and without being subject to the provisions of Subsection 55.02(b)(i) hereof) permit (y) any corporation or other business entity which controls, is controlled by or is under common control (and which at all times so remains) with Tenant (a

“Related Corporation”) or (z) any entity which is a successor to Tenant either by a bonafide merger or other consolidation of Tenant’s business or any entity to which all or substantially all of Tenant’s assets or voting stock or other controlling interests are transferred or sold (whether an asset sale or stock sale for the entire business of Tenant) where, in each instance the resulting entity or successor entity (a “Resulting Entity”) is at least as strong financially as Tenant, to sublet all or part of the demised premises or take an assignment of this Lease upon prior written notice to Landlord setting forth the name of such Related Corporation or Resulting Entity, as the case may be, and the providing of reasonably satisfactory evidence to Landlord that such assignee or subtenant is a Related Corporation or Resulting Entity, as the case may be, and that such transaction is for a valid business purpose and not principally for the purpose of transferring this Lease. Any such subletting shall not vest in any such Related Corporation any right or interest in this lease nor shall it or any assignment of the Lease discharge any of Tenant’s obligations hereunder. For purposes hereof, “control” means ownership and/or control of 50% or more of the equitable or beneficial interest in such entity and/or control or participation in or management of such entity.

55.02                     Assignment and Subletting Procedures.

(a)           Provided Tenant is not then or thereafter in default in the payment of rent and/or additional rent or is otherwise not in default under this lease, if Tenant intends to assign this lease or to sublet the demised premises or any part thereof, Tenant shall give Landlord notice of such intent. Tenant’s notice shall be accompanied by (i) a certified description of all material terms of the proposed agreement between Tenant and the proposed assignee or subtenant, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or sublessee, the nature of its business and its proposed use of the demised premises and (iii) current financial information with respect to the proposed assignee or subtenant. Tenant shall provide Landlord with any additional information or documents requested by Landlord.

(b)           Landlord shall then have the option, exercisable by notice to Tenant within thirty (30) days after receipt of such additional information (or the date of Tenant’s original notice if Landlord does not timely request additional information) to:

(i)                                     sublease the applicable space on the terms and conditions set forth in this lease, to the extent applicable, or, in the case of a proposed assignment or a proposed subletting for all or substantially all of the term of this lease, to accept an assignment of this lease, in either case as of the date so specified by Tenant (but in no event earlier than one hundred fifty (150) days after the date of receipt by Landlord of such notice), or

(ii)                                  permit Tenant to assign this lease or sublet such space, subject, however, to Landlord’s prior approval of the proposed assignee or sublessee, which approval shall not be withheld or delayed so long as:

(A)          the use of the demised premises by such proposed assignee or sublessee would be permitted under Article 2;

(B)           the proposed assignee or sublessee is of sound financial condition as determined by Landlord given the obligations to be assumed by such assignee or sublessee under this lease;

(C)           in the case of a subletting, such subletting shall be at rent no less than (x) the rental rate then being accepted by Landlord with respect to comparable available space in the Building or (y) if there is no comparable available space in the Building at such time, the fair rental value of the sublet space;

(D)          the proposed sublessee or assignee is a reputable person or entity of good character and Landlord has been furnished with evidence thereof;

(E)           neither the proposed subtenant or assignee nor any one controlling, controlled by or under common control with such proposed subtenant or assignee is then an occupant of any portion of the Building or the Property or is a person with whom Landlord (or anyone which, directly or indirectly, controls, is controlled by, or is under common control with Landlord) is then negotiating to lease space in the Building or the Property or in any other building owned or operated under a ground or underlying lease by Landlord or any one which, directly or indirectly, controls, is controlled by, or is under common control with Landlord;

(F)           the form of the proposed sublease or assignment is satisfactory to Landlord;

(G)           there shall be no more than two (2) occupants within the demised premises, including Tenant; and

(H) the proposed subtenant shall not be (1) entitled, directly or indirectly, to diplomatic or sovereign immunity unless effectively waived and shall be subject to the service of process in, and the jurisdiction of the courts of the State of New York or (2) a charitable, religious, union or other not-for-profit organization or any tax exempt entity within the meaning of Section 168(j)(4)(A) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto (as the same may be amended).

(c)           If the aggregate amount payable as base rent and additional rent by a subtenant under a sublease of any part of the demised premises shall be in excess of Tenant’s Basic Cost (as hereinafter defined) therefor at that time, then, within ten (10) days after the collection thereof, Tenant shall pay to Landlord, as additional rent, such excess. Tenant shall deliver to Landlord within thirty (30) days after the end of each calendar year and within thirty (30) days after the expiration or earlier termination of this lease a statement specifying each sublease in effect at any time during such calendar year or partial calendar year, the number of square feet of rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by Tenant to Landlord with respect to such sublease for the period covered by such statement. “Tenant’s Basic Cost” for sublet space at any time means the sum of (x) the portion of the base rent and additional rent under paragraphs 42nd and 44th hereunder which is attributable to the sublet space at such time, plus (y) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space for the subtenant amortized on a straight-line basis over the term of the sublease plus (z) the amount of any customary brokerage commissions and legal fees and disbursements paid by

Tenant in connection with the sublease amortized on a straight-line basis over the term of the sublease.

(d)           Upon any assignment of this lease (other than an assignment to a Related Corporation or Resulting Entity) pursuant to the terms hereof, Tenant shall pay to Landlord the Net Consideration (as hereinafter defined) received by Tenant in respect of such assignment or otherwise from such assignee. For purposes hereof, “Net Consideration” means all sums paid by the assignee in consideration of such assignment minus all customary and reasonable closing expenses (including, without limitation, customary and reasonable legal and brokerage expenses) incurred in connection with such assignment. “Net Consideration” shall include any sums paid for the purchase or rental of any of Tenant’s Property (as hereinafter defined in Schedule D), less, in the case of a sale thereof, the then net, unamortized or undepreciated cost thereof determined on the basis of Tenant’s Federal income tax returns.

(e)           No assignment made pursuant to this Section 55.02 shall be valid unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord a duplicate original instrument of assignment and assumption, duly executed by Tenant and by the assignee and in form and substance reasonably satisfactory to Landlord, wherein such assignee shall assume performance of all terms of this lease on Tenant’s part to be performed.

(f)            Tenant shall, within ten (10) days after the commencement of the term of a permitted sublease, give Landlord notice of such commencement, or, in the case of permitted assignment, notice of the effectiveness of such assignment.

(g)           If Landlord consents to a proposed sublease or assignment and the same does not become effective within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of this Paragraph 55th before assigning this lease or subletting all or any part of the demised premises.

(h)           If Landlord shall decline to consent to any proposed assignment or sublease as permitted by this lease, or if Landlord shall exercise its option under this Section to terminate or accept an assignment of this lease from Tenant, Tenant hereby agrees to indemnify Landlord against any and all liability arising from any claims that may be made against Landlord by the proposed assignee or subtenant or by any broker, finder or other person claiming a commission or other compensation in connection with the proposed assignment or sublease.

55.03       Additional Subleasing Conditions. (a) If this lease is assigned, whether or not in violation of the terms of this lease, Landlord may collect rent from the assignee. If the demised premises or any part thereof is sublet or used or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from such subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved. The consent by Landlord to an assignment, transfer, mortgage, pledge, encumbering or subletting pursuant to any provision of this lease shall not relieve Tenant or any assignee or subtenant from obtaining the express prior consent of Landlord to any other or further assignment, transfer, mortgage, pledge, encumbering or subletting. Tenant agrees to pay to Landlord reasonable attorneys’ fees and disbursements incurred by Landlord in connection with any proposed assignment or subletting. Neither any assignment of this lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this Paragraph 55th, shall be deemed a waiver of any of the provisions of this Paragraph 55th or relieve, impair, release or discharge Tenant of its obligation fully to perform the terms of this lease on Tenant’s part to be performed, and Tenant shall remain fully and primarily liable hereunder.

(b)           No subletting shall be for a term ending later than the day prior to the Expiration Date and any portion of a proposed term of any sublease or any renewal or extension thereof which purports to extend beyond such date, or the date of sooner termination of the term of this lease, is hereby deemed to be a nullity.

(c)           If Landlord shall recover or come into possession of the demised premises before the Expiration Date, Landlord shall have the right to take over any sublease made by Tenant and to succeed to all rights of Tenant thereunder, Tenant hereby assigning (effective as of the date of Landlord’s succession to Tenant’s estate in the demised premises) such subleases as Landlord may elect to take over. Every subletting hereunder shall be subject to the condition that, from and after the termination of this lease or re-entry by Landlord hereunder or other succession by Landlord to Tenant’s estate in the demised premises, the subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord’s election, shall be bound to Landlord for the balance of the term thereof and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant, as sublandlord, under such sublease, (ii) be subject to any counterclaim, defense or offset theretofore accruing to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease made without Landlord’s consent or by any previous prepayment of more than one month’s rent and additional rent unless paid as provided in the sublease, or (iv) be obligated to perform any repairs or other work in the subleased space or the Building beyond Landlord’s obligations under this lease. Each subtenant shall promptly execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment.

55.04       Mortgaging. Except as otherwise provided herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not mortgage, hypothecate, pledge or otherwise encumber this lease without the prior written consent of Landlord in each instance.

56th.                      PERMITS:

(a)           If any governmental license or any permit shall be required for the proper and lawful conduct of Tenant’s business or that of any of its subtenants in the demised premises and if failure to secure such license or permit would in any way adversely affect Landlord, the Building or the Property, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. In no event shall Tenant’s failure to procure or maintain such license or permit relieve Tenant from its obligations under this lease.

(b)           Anything to the contrary contained in the lease notwithstanding, Tenant agrees to pay the cost of any and all permits and fees required by any branch or department of the town, village, county, state or federal government or other municipality in connection with any air conditioning or other equipment now or hereafter located in the demised premises whether or not installed by Landlord or Tenant.

57th.                      TERMINATION:

At the expiration of the term of this lease or upon the early termination of this lease, Tenant shall deliver to Landlord in accordance with Article 3 of this lease any and all equipment and fixtures belonging to Landlord or which is to be surrendered to Landlord as part of the demised premises in working condition, including, without limitation, equipment and fixtures installed or replaced by the Tenant. The Tenant further agrees to deliver to Landlord any and all guarantees on new and replaced equipment.

58th.                      DEFAULT:

(a)           Notwithstanding any provisions in the lease permitting Tenant to cure any default within a specified period of time, if Tenant shall default (i) in the timely payment of rent or additional rent, and such default shall continue or be repeated for two consecutive months or for a total of four months in any period of twelve months or (ii) in the performance of any term, condition or covenant of this lease more than two times in any period of six months then, notwithstanding that such defaults shall have each been cured within the period after notice, if any, as provided in this lease, any further similar default shall be deemed to be deliberate and Landlord thereafter may cancel or terminate this lease as provided in Article 17 hereof without affording to Tenant an opportunity to cure such further default.

(b)           It is specifically understood and agreed that if Landlord commences a Summary Proceedings or any other action against Tenant due to any violation and/or defaults by Tenant in the observance or performances of the terms, covenants, conditions or agreements to be performed or observed by Tenant under this lease, including but not limited to non-payment of rent or additional rent, Tenant shall bear the cost of Landlord’s attorney fees, which shall be an amount equal to ten percent of the amount of unpaid rent and additional rent but not less than $500.00. Such fee shall be deemed additional rent and Landlord, at its option, may include such amount in said proceedings as an unpaid item of rent.

59th                         MISCELLANEOUS:

(a)           This lease is transmitted for examination only and does not constitute an offer to lease. This lease shall become effective only upon execution hereof and delivery by the parties hereto.

(b)           This instrument contains the entire and only agreement between the parties. No oral statements or representations or prior written matter not contained herein shall have any force or effect.

(c)           This lease shall not be modified, changed, or amended in any way or canceled, terminated or abridged except by a writing subscribed by both parties.

(d)           Any reference in the printed portion of this lease to the City of New York and the Administrative Code of the City of New York shall, where applicable, be deemed to refer to the ordinances, rules and regulations of the county, town, village and other governmental authorities with jurisdiction over the demised premises.

(e)           If any term or provision of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this lease shall be valid and enforced to the fullest extent permitted by law.

(f)            This agreement shall be governed by and construed in accordance with the laws of the State of New York.

(g)           Neither this lease nor any memorandum hereof shall be recorded without Landlord’s prior written consent. Tenant shall keep the provisions of this lease confidential.

(h)           Each provision of this Lease which requires the consent or approval of Landlord shall be deemed to require the same in each instance in which such provision may be applicable. Any consent or approval by Landlord to or of any act or omission by Tenant requiring Landlord’s consent or approval shall not be deemed to waive any future requirement for such consent or approval to or of any subsequent similar act or omission.

(i)            With respect to any provision of this lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

(j)            Tenant shall place no signs upon or visible from the exterior of the demised premises without Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed for (y) the placement of a sign on the exterior of the Building at a location reasonably approved by Landlord directly over the entrance to the demised premises at the rear of the Building and (z) the placement of a directional sign at a location reasonably approved by Landlord on the exterior of the demised premises on the Duffy Avenue side of the Building (to direct visitors to the Tenant’s entrance at the rear of the Building), provided, however, that in no event shall any such signage be more prominent that the typical signage presently in existence at the building or consist in whole or in part of any flashing, blinking, neon, illuminated or animated signage of any type. All signs approved by Landlord and installed by Tenant, shall be done at Tenant’s sole cost and expense and in accordance with all applicable provisions of this lease. All signs shall comply with applicable laws, including, without limitation, any town and/or county ordinance, code, law, rule or regulation or other restriction, and Tenant, at its expense, shall obtain all permits and approvals required thereby. Upon the expiration or termination of the term of this Lease, Tenant, at its sole cost and expense shall promptly remove all of its exterior and interior signs and repair any damage caused thereby.

60th.                      LANDLORD’S OVERHEAD AND SUPERVISION CHARGES:

(a)           Whenever Landlord or its Agent performs work or furnishes services for Tenant at separate charge, or on Tenant’s behalf performs work which Tenant should have performed but failed to perform prior to the expiration of the time period applicable thereto; then, in addition to all other charges that Tenant may be required to pay under this lease, Tenant shall pay Landlord (or Landlord’s Agent if so directed by Landlord), within ten (10) days of Landlord’s submission of the bill therefor, an amount equal to fifteen percent (15%) of the total amount expended by or on behalf of Landlord in connection with the same (representing a charge ~~of 10% of said total amount~~ for overhead and ~~thereafter 10% of said total amount plus the overhead charge~~ for supervision).

(b)           Whenever Tenant, or on Tenant’s behalf any contractor or vendor performs construction, alteration or repair work, including, but not limited to, furnishing labor, materials or services in connection therewith and/or in connection with the construction of any Alterations (as such term is defined in paragraph 66th), then, in addition to all other charges that Tenant may be required to pay under this lease, Tenant shall pay Landlord (or Landlord’s Agent if so directed by Landlord), within ten (10) days of Landlord’s submission of the bill therefor, an amount equal to five percent (5%) of the amount expended by or on behalf of Tenant, for Landlord’s indirect costs, field inspection and coordination in connection with such work. The provisions of this Paragraph 60th(b) shall not apply to any Alteration(s) performed by or on behalf of Tenant in the demised premises which are non-structural in nature and which do not affect any Building System(s).

61st.                       INTENTIONALLY DELETED:

62nd.                   LIEN PROHIBITION:

Nothing contained in this lease shall be deemed to be, or construed in any way as constituting, the consent of Landlord to any person for the performance of any labor or the furnishing of any materials at or to the demised premises or the building and land of which the demised premises are a part, nor as giving Tenant any right, power or authority to contract or permit the performance of any labor or the furnishing of any material which might give rise to the right to record or file a lien against the demised premises or the real property of which the demised premises are a part or against the interests therein of Landlord or Tenant, it being intended that all persons who may perform any labor or furnish any materials to Tenant at the demised premises shall look only to the credit of Tenant and such security as Tenant may furnish to such persons for the payment of all such labor and materials. Landlord does not consent to the recording or filing of any mechanics’ or other liens against the leased premises or the real property of which the demised premises are a part or the interest of Landlord or Tenant therein.

63rd.                      NOTICES:

Any notice required to be given by either party pursuant to this lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by registered or certified mail or by Federal Express or other comparable commercial overnight delivery service, postage prepaid, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered; or in the case of failure to deliver by reason of changed address of which no notice was given, or refusal to accept delivery, as of the date of such failure as indicated on the return receipt or by notice of the postal department.

If to Landlord:                                                                    LONG ISLAND INDUSTRIAL GROUP ONE LLC
575 Underhill Boulevard
Suite 125
Syosset, New York 11791

With a copy to:                                                             Long Island Management Group LLC
c/o Cammeby’s Management Company, LLC
45 Broadway, 25th Floor
New York, New York 10006
Attention: Barry Pincus

If to Tenant:                                                                              At the demised premises or as set forth below.

64th.                      RENT PAYMENTS.

All rent and additional rent and all other sums and charges due under this lease, shall be paid to Landlord in accordance with the payment directions attached hereto as Schedule C or pursuant to such other directions as Landlord shall designate in this lease or otherwise. If the term of this lease commences on a date other than the first of the month, the rent for the second month shall be prorated, and the rent for the third month shall commence on the first day of the month.

65th.                      SUBORDINATION AND ATTORNMENT:

65.01 Subordination. (a) This lease and Tenant’s rights hereunder are subject and subordinate to: (i) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Building, or the Property, or any portion thereof (collectively, including the applicable items set forth in clause (iv) of this subsection (a), “Superior Leases”); (ii) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect all or any portion of the Property, or any Superior Lease (collectively, including the applicable items set forth in clauses (iii) and (iv) of this subsection (a), “Superior Mortgages”), whether or not a Superior Mortgage shall also cover other lands or buildings or leases, except that a mortgage on the land only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage; (iii) each advance made under any Superior Mortgage; and (iv) all renewals, modifications, replacements, substitutions and extensions of any Superior Lease or Superior Mortgage. The provisions of this subsection shall be self-operative and no further instrument of subordination shall be required.

(b)           Tenant shall, within ten (10) days after request therefor, execute and deliver, at its expense, any instrument, in recordable form if requested, that Landlord, any holder of a Superior Mortgage (a “Superior Mortgagee”) or any lessor under a Superior Lease (a “Superior Lessor”) may reasonably request, from time to time, to evidence and confirm the subordination provided in subsection (a) of this Section 65.01.

(c)           Any Superior Mortgagee may elect that this lease shall have priority over the mortgage held by such Superior Mortgagee (such mortgage, upon such election by the applicable Superior Mortgagee, is referred to herein as a “Subordinated Mortgage”) and, upon notification by such Superior Mortgagee to Tenant, this lease shall be deemed to have priority over such Subordinated Mortgage, whether this lease is dated prior to or subsequent to the date of such Subordinated Mortgage and, to the extent that an election is made by a Superior Mortgagee, the provisions of Section 65.01 (a) hereof shall not be applicable to such Subordinated Mortgage (except as otherwise provided), but such Superior Mortgagee shall remain a Superior Mortgagee for the purpose of all other provisions of this lease. Tenant and such Superior Mortgagee shall promptly, upon the notification by such Superior Mortgagee, execute and deliver an instrument in recordable form to evidence and confirm such priority.

(d)           If, in connection with obtaining, continuing or renewing financing for which the Building, the underlying land, the Property, or the interest of the lessee under any Superior lease represents collateral, in whole or in part, the Superior Mortgagee or proposed Superior Mortgagee (including any which may elect that this lease shall have priority over such Superior Mortgage) shall request reasonable modifications of this lease as a condition of such financing, Tenant shall not withhold its consent thereto, provided that such modifications do not increase Tenant’s obligation to pay rent or additional rent, shorten or lengthen the term of this lease and do not materially increase any other obligations or materially diminish any other rights of Tenant under this lease.

65.02       Attornment.           (a) If at any time any Superior Lessor, Superior Mortgagee (each a “Senior Interest Holder”) or any other person or the successors or assigns of any of the foregoing (such Senior Interest Holder and any such other person being herein collectively referred to as “Successor Landlord”) shall succeed to the rights of Landlord under this lease, Tenant agrees, at the election and upon the request of any such Successor Landlord, from time to time, fully and completely to attorn to and recognize any such Successor Landlord as Tenant’s landlord under this lease upon the then executory terms of this lease, provided such Successor Landlord shall agree in writing to accept Tenant’s attornment. The foregoing provisions of this Section 65.02 shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this lease may terminate upon the termination of the Superior Lease and shall be self-operative upon any such request, and no further instrument shall be required to give effect to said provisions. Upon the request of any such Successor Landlord, Tenant shall execute and deliver, from time to time, instruments reasonably satisfactory to any such Successor Landlord, in recordable form if requested, to evidence and confirm the foregoing provisions of this Section 65.02, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

(b)           Upon such attornment, this lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this lease except that such Successor Landlord shall not be: (i) liable for any act or omission or negligence of any prior Landlord (other than to cure any default of a continuing nature); (ii) subject to any counterclaim, defense or offset which theretofore shall have accrued to Tenant against any prior Landlord; (iii) bound by the payment of any rent or additional rent for more than one month in advance (unless actually received by such Successor Landlord); (iv) bound by any modification or amendment of this lease unless (A) such modification or amendment shall have been approved in writing by the Senior Interest Holder, of which Tenant has been given notice, through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this lease or (B) the modification or amendment shall have occurred prior to the creation of such Senior Interest; (v) obligated to construct any improvements or to grant any credit toward the cost of any improvements; (vi) in the event of damage to the Building or the Property, by fire or other casualty, obligated to repair the demised premises or the Building or the Property, or any part thereof beyond such repair as may be reasonably accomplished from the net proceeds of insurance actually made available to Landlord; or (vii) in the event of partial condemnation, obligated to repair the demised premises or the Building or the Property, or any part thereof beyond such repair as may be reasonably accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the demised premises or the Building or the Property, not taken. Nothing contained in this Section 65.02 shall be construed to impair any right otherwise exercisable by any such Successor Landlord.

65.03       Right to Cure. If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this lease in whole or in part or to claim such cancellation or termination on the basis of a partial or total eviction, Tenant shall not exercise any such right until (a) it shall have given written notice of such act or omission to each Senior Interest Holder whose name and address shall have been previously furnished to Tenant, and (b) a reasonable period for remedying such act or omission shall have elapsed following such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage, Subordinated Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall be not less than sixty (60) days and, if such act or omission is of such a nature that it cannot be completely remedied within such sixty (60) day period, such reasonable period shall be such longer period as may be required provided such Senior Interest Holder shall have within such sixty (60) day period given Tenant notice of its intention to remedy such act or omission, and has commenced and thereafter continues to act upon such intention). It is agreed, however, that if such Senior Interest Holder requires possession of the demised premises in order to effect a remedy, then such Senior Interest Holder shall have such further period of time as is necessary to obtain possession in addition to the reasonable period referred to in the preceding sentence, provided such Senior Interest Holder shall give Tenant notice of its intention to obtain possession and remedy such act or omission and shall promptly commence and continue to pursue, through appointment of a receiver or foreclosure, summary proceedings or other procedures, steps necessary to obtain possession. For the purposes of this Section 65.03, if there shall be more than one Senior Interest Holder, the provisions of this Section 65.03 shall be applicable only to the holder of the Superior Mortgage or the Subordinated mortgage which constitutes the first mortgage lien on the Building.

66th.                      SUPPLEMENT TO ARTICLE 3:

(a)           Tenant shall not make or allow to be made any alterations or physical additions, including, without limitation, fixtures, to the demised premises other than normal painting, carpeting, wall-coverings and office decorations (“Alterations”) or place safes, vaults, filing systems, libraries or other heavy furniture or equipment within the demised premises without first obtaining the consent of Landlord, which consent shall not be unreasonably withheld in the case of an Alteration which (i) has no adverse effect on the Building’s structure or systems, including, without limitation, the electrical and plumbing systems of the Building (collectively, “Building Systems”); (ii) is not visible from the exterior of the demised premises; (iii) does not result in a violation of, or require a change in, any certificate of occupancy for the Building; (iv) does not affect any area of the Building outside of the demised premises; and (v) does not, in Landlord’s sole reasonable judgment, adversely affect the character or value of the Property.

(b)           Landlord shall be entitled to retain independent consultants to review the plans and specifications for and the progress of construction of Alterations and to reimbursement from Tenant, within ten (10) days after request therefor, for all of the fees of such consultants and other out-of-pocket costs incurred by Landlord in connection with such proposed Alteration. Tenant shall, prior to commencing any work in the demised premises in connection with any Alteration, the nature of which would under good construction industry practice or Legal Requirements (as such term is hereinafter in this paragraph 66th defined) involve the preparation of plans and specifications, furnish Landlord with three (3) sets of complete plans and specifications for such work. Landlord agrees to use reasonable efforts, consistent with industry practice and the scope of such proposed Alteration, to respond to Tenant’s request for consent to its plans and specifications for Alterations within (i) fifteen (15) Business Days after submission thereof to Landlord in the case of the original submission and (ii) ten (10) Business Days in the case of any resubmission of disapproved plans. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Any Alterations for which consent has been received shall be performed in accordance with plans and specifications approved by Landlord, and no amendments or additions thereto shall be made without the prior written consent of Landlord in each instance, which consent shall be granted or withheld in accordance with the same provisions and within the same time frames in granting initial consent to the applicable Alterations.

(c)           Tenant agrees that all Alterations shall at all times comply with all applicable governmental and quasi-governmental rules and regulations and the rules and regulations of any Board of Fire Underwriters or similar agency having jurisdiction (“Legal Requirements”) and any rules and regulations which Landlord may adopt from time to time with respect to the making of Alterations. Tenant, at its expense, shall cause all Alterations to be performed in a good and first-class workmanlike manner, using new materials and equipment.

(d)           Landlord or its agent, at Tenant’s expense and upon request of Tenant, shall execute any applications for any permits, approvals or certificates required to be obtained by Tenant (wherein such Landlord signature is required) in connection with any permitted Alteration (provided that the provisions of the applicable Legal Requirement require that Landlord execute such application) and shall otherwise cooperate with Tenant in connection therewith, provided that if Landlord shall incur any cost or liability in connection therewith,

Tenant shall reimburse Landlord for all such costs, expenses and liabilities within ten (10) days after receipt of Landlord’s invoice therefor.

(e)           Tenant agrees that all Alterations shall be promptly commenced and completed and shall be performed only in a manner so as not to interfere with the occupancy of any other tenant or delay Landlord in the construction, maintenance, management or operation of the Building or the rest of the Property or the space of any other tenant in the Building, and if any additional expense shall be incurred by Landlord as a result of Tenant’s making of any Alterations, Tenant shall pay such additional expense within ten (10) days after demand therefor.

(f)            No Alterations shall be constructed (i) except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord and (ii) in the event of an Alteration in excess of $50,000.00 prior to Tenant delivering to Landlord either (y) a performance bond and a labor and materials payment bond (issued by a surety company reasonably satisfactory to Landlord and licensed to do business in the State of New York) each in an amount equal to one hundred twenty-five percent (125%) of such estimated cost and otherwise in form satisfactory to Landlord or (z) such other security as shall be satisfactory to Landlord.

(g)           All contractors retained by Tenant shall be subject to the prior written approval of Landlord. Tenant shall not permit the use of any contractors, labor, material or equipment in the performance of any work if such use, in Landlord’s sole judgment, will disturb harmony with any trade engaged in performing any other work in and about the Building and/or the rest of the Property or contribute to any labor dispute. Landlord may require the use of designated Building engineers or contractors for specified work which will or may affect any Building Systems.

(h)           Tenant shall indemnify and hold Landlord harmless from and against all costs (including, without limitation, attorneys’ fees and disbursements), losses, liabilities or causes of action arising out of or relating to any Alteration, including, without limitation, any mechanics’ or materialmen’s liens asserted in connection with such Alteration.

(i)            Landlord’s review and/or approval of plans or specifications or consent to the making of Alterations in the demised premises shall not be deemed to be (i) an agreement by Landlord that the contemplated Alterations comply with any Legal Requirements, or any certificate of occupancy for the Building; (ii) an approval of the sufficiency, completeness or any other aspect of the proposed Alteration; or (iii) a waiver by Landlord of compliance by Tenant with any of the other terms of this lease and any other agreements or other documents relating thereto.

(j)            In accordance with Tenant’s testing of bullet proof materials as expressly provided in Paragraph 2nd hereof, Tenant, at Tenant’s sole cost and expense, may install testing facilities upon and subject to the provisions of this Paragraph 66th, including obtaining Landlord’s prior written approval of plans, which shall not be unreasonably withheld or delayed. Testing facilities shall comply with all applicable laws and regulations pertaining to such testing facilities, and Tenant, at Tenant’s sole cost and expense, shall perform all work to the demised premises or other portions of the Property required to effect such compliance. In addition, Tenant shall obtain all necessary approvals, licenses and permits required therefor prior to the use thereof for such purposes. Tenant shall immediately furnish Landlord with any notices received by any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful condition within the demised premises or the violation of any Legal Requirements.

67th.                      INABILITY TO PERFORM:

(a)           This lease, and the obligations of Tenant to pay rent and additional rent and perform all of the other terms of this lease on the part of Tenant to be performed shall in no way be affected because Landlord is unable or delayed in fulfilling any of its obligations under this lease by reason of Force Majeure. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as reasonably possible; provided, however, that Landlord shall be under no obligation to employ overtime or premium labor.

(b)           For purposes of this lease, “Force Majeure” shall mean any and all causes beyond the reasonable control of Landlord or Tenant, as the case may be, including delays caused by the other party hereto or other tenants, Legal Requirements and other forms of governmental restrictions, regulations or controls (including energy and water conservation measures), labor disputes, accidents, mechanical breakdowns, shortages or inability to obtain labor, fuel, steam, water, electricity or materials through ordinary sources, acts of God, war, sabotage, embargo, enemy action, civil commotion, fire or other casualty, but shall not include lack of funds or financial inability to perform.

68th.                      DEVELOPMENT, DEMOLITION AND RELOCATION RIGHTS:

(a)           Tenant acknowledges that it has no rights to any development rights, “air rights” or comparable rights appurtenant to the Building, and/or the Property, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” in the Building, and/or the Property.

(b)           (1)           Anything to the contrary contained in this lease notwithstanding, but subject to the provisions of clause (5) below, Landlord, upon not less than thirty (30) days prior written notice (the “Relocation Notice”) to Tenant, shall have the right at any time and from time to time during the term of this lease, and shall use all reasonable efforts to substitute, as of a date specified in said notice (the “Effective Date”), other space (the “Substitute Space”) in the Building of which the demised premises forms a part or in another building owned by Landlord (or by an affiliate of Landlord) within a three (3) mile radius of the Property, as the demised premises hereunder in lieu of the space (the “Prior Space”) then constituting the demised premises hereunder immediately prior to the giving of such notice.

(2)           Prior to the Effective Date, Landlord, at Landlord’s expense and with Tenant’s reasonable cooperation (but at no cost to Tenant), shall furnish necessary moving labor to move Tenant and Tenant’s equipment and personal property to the Substitute Space, which Substitute Space shall be substantially equivalent in area and build-out to the Prior Space and have substantially equivalent parking accommodations available for Tenant’s use.

(3)           Automatically on the Effective Date, the Substitute Space shall constitute the demised premises hereunder and all of the terms of this lease shall apply thereto (except that Landlord shall not be required to perform any work or furnish any materials with respect to Tenant’s installation in the Substitute Space, other than as hereinabove specifically provided and except that if the Substitute Space is in another building then all references to the term “Building” shall mean such other building of which the Substitute Space forms a part and Tenant’s Share shall be equitably adjusted), and the Prior Space shall automatically be deleted from the coverage of this lease and the term of this lease insofar as the Prior Space only is concerned shall be deemed to have ceased and expired with the same force and effect as if the Effective Date were originally provided in this lease as the expiration date hereof but this lease shall continue in full force and effect for the full term hereof with respect to the Substitute Space.

(4)           Tenant covenants and agrees to quit and surrender vacant full possession of the Prior Space to Landlord on the Effective Date free and clear of any leases, tenancies and rights of occupancy of anyone claiming by or through Tenant. If Tenant shall fail or refuse to surrender such vacant full possession of the Prior Space to Landlord on or before the Effective Date (for any reason other than failure to furnish moving labor to Tenant), then and in such event Tenant shall pay to Landlord for each day or fraction thereof that Tenant shall fail to surrender such vacant full possession of the Prior Space to Landlord (in addition to all rent and additional rent provided to be paid under this lease which is applicable from and after the Effective Date to the Substitute Space) an agreed-upon sum equal to three (3) times the quotient obtained by dividing (i) the sum of the monthly installment of rent then payable under this lease plus one-twelfth (1/12) of all additional rent then payable under this lease by (ii) thirty (30) (the “Daily Rate for the Prior Space”). Such Daily Rate for the Prior Space is in the nature of liquidated damages to Landlord for Tenant’s failure to surrender such vacant full possession of the Prior Space to Landlord on or before the Effective Date. The foregoing provision for payment by Tenant of the Daily Rate for the Prior Space shall be without prejudice to Landlord’s instituting summary or such other proceedings as Landlord may desire in order to obtain as promptly as possible vacant full possession of the Prior Space. The foregoing provision for payment by Tenant of the Daily Rate for the Prior Space relates solely to Landlord and Tenant’s mutual agreement to the daily value of the Prior Space to each of Landlord and Tenant taking into consideration Tenant’s agreement to comply with the terms of this paragraph 68th and to surrender vacant full possession of the Prior Space to Landlord on or before the Effective Date, time being deemed of the essence; therefore, in addition to Tenant’s agreement to make payment of the Daily Rate for the Prior Space for each subject day, Tenant agrees to pay Landlord the total amount of any loss, damage, cost or injury (including attorneys’ fees and disbursements) suffered by Landlord with regard to any existing or potential transaction which is adversely affected by Tenant’s failure or refusal to timely surrender the Prior Space.

(c)           If Landlord shall at any time during the term of this lease decide to demolish or substantially renovate the Building, including but not limited to a change of use of the Building and/or that portion of the Building in which the demised premises are a part, then Landlord shall have the right to terminate this lease as of the last day of any month thereafter upon not less than six (6) months prior written notice by Landlord to Tenant. In the event that Landlord shall give such notice, then upon the date specified in such notice for the termination of this lease, this lease and the term and estate hereby granted shall terminate as though such date were the date originally set forth in this lease for the expiration of the term hereof, and Tenant shall, on or before such date, vacate and remove from the demised premises in accordance with the provisions of this lease.

69th.                      AMENDING PARAGRAPH 32nd:

Automatically on the execution hereof, the security deposit of $5,437.50 under that certain license agreement dated July 23, 2004 between the parties hereto regarding the use of the demised premises (which license agreement terminated on the execution hereof) shall be transferred and utilized as part of the security deposit required under this lease; and the balance of the security required under this lease in the sum of $14,962.35 shall be deposited with Landlord by Tenant on the execution of this lease.

LANDLORD:
LONG ISLAND INDUSTRIAL GROUP ONE LLC

By:	/S/
Managing Member

TENANT:
AMERICAN DEFENSE SYSTEMS INC.

By:	/S/
Title	Thomas F. Cusack, President

SCHEDULE “A”
RENTAL SCHEDULE

COMMENCEMENT DATE:	September 23, 2004

EXPIRATION DATE:	The last day of the fifth Lease Year.

LEASE YEAR: The term “Lease Year” shall mean a period of time conforming to the following: The first “Lease Year” of the term of this lease shall mean the period beginning on the Commencement Date and ending on the date twelve (12) months after the first day of the first month following the Commencement Date, unless the Commencement Date is the first day of a month, in which case the first Lease Year shall terminate on the date twelve (12) months after the Commencement Date; the second Lease Year of the term of this lease shall commence on the day following the last day of the first Lease Year and end twelve (12) months thereafter; and succeeding Lease Years during the term of this Lease shall commence and end on dates corresponding to those on which the Second Lease Year begins and ends.

TERM	RENT

FIRST LEASE YEAR	$ 108,750.00 per annum

SECOND LEASE YEAR	$ 112,012.50 per annum

THIRD LEASE YEAR	$ 115,372.88 per annum

FOURTH LEASE YEAR	$ 118,834.06 per annum

FIFTH LEASE YEAR	$ 122,399.08 per annum

SCHEDULE “B”

[NOT USED]

SCHEDULE “C”
RENT PAYMENT DIRECTIONS

MAILING DIRECTIONS:

Rent sent through the U.S. Postal Service (other than by overnight delivery) shall be addressed as follows:

LONG ISLAND INDUSTRIAL GROUP ONE LLC
P.O. Box 5823
Hicksville, New York 11802

Tenant shall make all lease payments to this account unless and until it is given written instructions from Landlord to do otherwise.

NOTE: ALL CHECKS SHOULD BE MADE PAYABLE TO LONG ISLAND INDUSTRIAL GROUP ONE, LLC

LEASE SCHEDULE “D”

REQUIRED INSURANCE

(a)           “All-Risk” Property and Loss of Income Coverage for Tenants’ Property. “All Risk” (i) property insurance on a replacement cost basis, covering all merchandise, movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to, or built into, the demised premises, which are installed in the demised premises by, or for the account of, Tenant without expense to Landlord and that can be removed without structural damage to the Property, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the demised premises (collectively, the “Tenant’s Property”), all in an amount not less than the full replacement cost of all such property and (ii) loss-of-income insurance in an amount sufficient to assure that Landlord shall recover the loss of any rental income due and owing to Landlord from Tenant under the terms of this lease, which coverage shall provide such protection to Landlord for a period of not lees than twelve (12) consecutive months. The total amount of the deductible required under each policy providing such coverage shall be no more than $1,000.00 per loss. Landlord, Agent and any other parties designated by Landlord (including, but not limited to, its beneficiary, its general and limited partners, and Superior Mortgagees and/or Superior Lessors) shall be included as loss payee(s).

(b)           Liability Coverage. Commercial general public liability and comprehensive automobile liability (and, if necessary to comply with any conditions of this Lease, umbrella liability insurance) covering Tenant against any claims arising out of liability for bodily injury and death and personal injury and advertising injury and property damage occurring in and about the demised premises, and/or the Property and otherwise resulting from any acts and operations of Tenant, its agents and employees, with limits of not less than total limits of $2,000,000.00 per occurrence and $5,000,000.00 annual general aggregate, per location. The total amount of a deductible or otherwise self-insured retention with respect to such coverage shall be not more than $1,000.00 per occurrence. Such insurance shall include, inter alia: (i) “occurrence” rather than “claims made” policy forms unless such “occurrence” policy forms are not available; (ii) any and all liability assumed by Tenant under the terms of this lease, to the extent such insurance is available; (iii) premises medical-operations expenses in an amount not less than $5,000.00 per person, per accident; (iv) Landlord, Agent and any other parties designated by Landlord or Agent (including, but not limited to, its beneficiary, its general and limited partners, and Superior Mortgagees and/or Superior Lessors) shall be designated as Additional Insured(s) with respect to (x) the demised premises, and (y) all operations of Tenant, and (z) any property and areas and facilities of Landlord used by Tenant, its employees, invitees, customers or guests; and (v) severability of insured parties and cross-liability so that the protection of such insurance shall be afforded to Landlord and its designees in the same manner as if separate policies had been issued to each of the insured parties.

(c)           Workers’ Compensation Coverage. Workers’ compensation and employer’s liability insurance in the state in which the demised premises and any other operations of Tenant are located and any other state in which Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others. The total limits of the employer’s liability coverage shall be not less than the amounts specified in Subparagraph (b) above.

(d)           Other Coverage. Such other policy or policies as are either: (i) reasonably required of Landlord by any Superior Mortgagee, Superior Lessor, or any other party having any interest in the Property; or (ii) deemed reasonably necessary by Landlord; or (iii) required by insurers by reasons of a change in Tenant’s use of, or activities at, the demised premises.

All insurance policies required under this lease Schedule shall: (i) be issued by companies licensed to do business in the State in which the Property is located and acceptable to Landlord and any Superior Mortgagees, Superior Lessors and any other party having any interest in the Property; (ii) not be subject to cancellation or material change or non-renewal without at least thirty (30) days’ prior written notice to Landlord and any other parties designated by Landlord (A) to be loss payee(s) or additional insured(s) under the insurance policies required from Tenant, or (B) to receive such notices; (iii) be deemed to be primary insurance in relation to any other insurance maintained by Landlord or Agent; and (iv) at the sole option and discretion of Landlord, include other appropriate endorsements or extensions of coverage as would be required of Landlord by any Superior Mortgagees, Superior Lessors or any other party having any interest in the Property.

SCHEDULE “E”

INSURANCE CERTIFICATE HOLDER/ADDITIONAL INSUREDS/LOSS PAYEES

CERTIFICATE HOLDER:

LONG ISLAND INDUSTRIAL GROUP ONE, LLC
575 Underhill Boulevard
Suite 125
Syosset, New York 11791

LOSS PAYEE (BUSINESS INTERRUPTION COVERAGE):

LONG ISLAND INDUSTRIAL GROUP ONE, LLC
575 Underhill Boulevard
Suite 125
Syosset, New York 11791

ADDITIONAL INSUREDS:

LONG ISLAND INDUSTRIAL MANAGEMENT, LLC
575 Underhill Boulevard
Suite 125
Syosset, New York 11791

WACHOVIA SECURITIES
P.O. Box 563956
Charlotte, NC 28256-3956